EXHIBIT 5.1

March 10, 2025

Prelude Therapeutics Incorporated
175 Innovation Boulevard
Wilmington, Delaware 19805

Re: Prelude Therapeutics Incorporated Registration Statement on Form S-8:

Prelude Therapeutics Incorporated 2020 Equity Incentive Plan and Prelude Therapeutics Incorporated 2020 Employee Stock Purchase Plan

Ladies and Gentlemen:

We have acted as counsel to Prelude Therapeutics Incorporated, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate 3,308,946 shares (the “Shares”) of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), including (i) 2,757,455 shares of Common Stock subject to issuance by the Company upon exercise or settlement of awards granted or to be granted under the Company’s 2020 Equity Incentive Plan (the “2020 EIP”) and (ii) 551,491 shares of Common Stock subject to issuance by the Company pursuant to purchase rights to acquire shares of Common Stock granted or to be granted under the Company’s 2020 Employee Stock Purchase Plan (the “ESPP”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Restated Certificate of Incorporation, (ii) the Company’s Amended and Restated Bylaws, (iii) the 2020 EIP, (iv) the ESPP and (v) such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and on the terms described in the 2020 EIP and ESPP, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP